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Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2012 (August 22, 2012)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 22, 2012 (the “Effective Date”), Dayton Mall II, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Loan Agreement (the “Agreement”) under which the Company borrowed Eighty-Two Million Dollars ($82,000,000) (the “Loan”) from Wells Fargo Bank, National Association (the “Lender”).  The Loan is represented by the aforementioned Agreement and a promissory note (the “Note”) secured by a first mortgage lien on Dayton Mall, a regional enclosed shopping center located in Dayton, OH (the “Property”). A portion of the Loan proceeds were used to repay an existing loan encumbering the equity interests held by other affiliates of the Registrant in the Company’s parent. The remaining Loan proceeds were used to reduce outstanding borrowings on the Registrant’s corporate credit facility.

Under the Agreement, the Loan has a fixed interest rate of 4.57% per annum and a maturity date of September 1, 2022 (the “Maturity Date”).  The Company shall make monthly interest only payments for the first five years of the Loan’s term and, commencing in October 2017, the Company shall make monthly payments of principal and interest for the remainder of the Loan’s term.  The Company shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest, and all other amounts due under the Agreement, Note, and other ancillary documents evidencing the Loan. Under the Agreement, the Company is not permitted to prepay the Loan, in whole or in part, until (i) three months prior to the Maturity Date, subject to Company issuing proper notice to Lender and not in any default under the Agreement or (ii) in connection with the Lender receiving insurance proceeds or other compensation following a casualty or condemnation impacting the Property. The Agreement contains standard provisions concerning default and remedies for default that are customary and typical for corporate loans of this nature, including Lender’s remedy to accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event a default remains uncured. The Agreement, Note, and mortgage contain other terms and conditions that are customary and typical for corporate loans of this nature, including a provision permitting the Lender to securitize the Loan.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), also executed a Guaranty of Recourse Obligations (“Guaranty”), dated as of the Effective Date, for the benefit of Lender under which GPLP  guaranteed full payment and performance of certain obligations under the Guaranty, including, but not limited to, payment of losses by Lender incurred by reason of: (i) fraud or intentional misrepresentation by the Company or a designated affiliate, (ii) intentional waste of all or part of the Property by the Company or a designated affiliate, or (iii) the Company’s breach of any representation, warranty, covenant, or indemnification provision regarding the environmental clauses of the Agreement.

Affiliates of Lender have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses. A copy of the press release announcing the transaction described herein is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release of Glimcher Realty Trust, dated August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: August 23, 2012	/s/ George A. Schmidt George A. Schmidt Executive Vice President of Development, General Counsel & Secretary